UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 23, 2009

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03.         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2009, the board of directors approved an amendment and restatement of the Company’s bylaws.  The purpose of the amendment and restatement was to (i) provide for electronic delivery of consents of directors for purposes of taking action by unanimous consent without a meeting of directors, (ii) update provisions relating to notice requirements for special and annual board and committee meetings; and (iii) clarify the roles and responsibilities of the Chief Executive Officer and the President of the Company.

Section 8 — Other Events

Item 8.01.         Other Events.

At the Annual Meeting of Shareholders held on June 24, 2009, the shareholders elected the following persons to serve as directors of the Company for a one-year term that expires at the 2010 Annual Meeting of Shareholders, or until their successors have been elected and qualified:

Gerald McMahon, PhD

Robert S. Basso

Frederick B. Craves, PhD

E. Rolland Dickson, MD

Carl S. Goldfischer, MD

Robert M. Littauer

Ronald A. Martell

Nicholas J. Simon III

David R. Stevens, PhD

Section 9 — Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)                        Exhibits.

Exhibit 3(ii) — Poniard Pharmaceuticals, Inc. Amended and Restated Bylaws, as amended effective June 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: June 25, 2009	By:	/s/GREGORY L. WEAVER
		Name:	Gregory L. Weaver
		Title:	Chief Financial Officer and
Senior Vice President, Finance
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3(ii)	Poniard Pharmaceuticals, Inc. Amended and Restated Bylaws, as amended effective June 23, 2009